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                                                                EXHIBIT 10.62
                               FIRST AMENDMENT
                                      TO
                                  AGREEMENT

        This First Amendment to Agreement is made and entered into this 28 day of June, 1996 by and between Sundt Corp., an Arizona corporation ("Sundt"), 4101 E. Irvington Road, Tucson, Arizona 85714, and NextHealth, Inc., a Delaware corporation, formerly known as Sierra Tucson Companies, Inc., located at 16600
N. Lago Del Oro Parkway, Tucson, Arizona 85739 and its subsidiaries Sierra Healthstyles, Inc., an Arizona corporation doing business as Miraval, and Sierra Tucson, Inc., an Arizona corporation, all such other corporations located at 16500 N. Lago Del Oro Parkway, Tucson, Arizona 85739, (collectively "NextHealth/Sierra").

                                   RECITALS

        A. Sundt and NextHealth/Sierra entered into an April 3, 1996 Agreement ("Agreement") providing for payment to Sundt of a final unpaid balance then of Three Million Seven Hundred Twenty Four Thousand One Hundred Sixty Eight Dollars ($3,724,168.00) plus interest and subordinating the priority of Sundt's Mechanics Lien solely to the new first lien of the original interim/bridge lender upon terms and conditions set forth in the Agreement.

        B. Pursuant to paragraph 13 of the Agreement, NextHealth/Sierra must simultaneously pay off to Sundt the then balance of the final unpaid balance if NextHealth/Sierra pays off the original existing interim/bridge loan.

        C. NextHealth/Sierra wishes to pay off the original existing interim/bridge loan and substitute in its place and stead a new interim/bridge loan of Four Million Dollars ($4,000,000.00) from a new interim/bridge lender, MORTGAGES LTD., without having to pay off to Sundt the present balance of the final unpaid balance.

        D. Sundt is willing to allow NextHealth/Sierra to substitute a new interim/bridge loan from MORTGAGES LTD. in the sum of FOUR MILLION DOLLARS ($4,000,000.00) in the place and stead of the original interim/bridge loan and lender without paying off to Sundt the current balance of the final unpaid balance, but only upon terms and conditions set forth in this First Amendment to Agreement.
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        In view of the foregoing Recitals, and in consideration of the covenants hereinafter set forth, the parties agree as follows:

        1. Paragraph 13 of the Agreement is amended by deleting in its entirety the last sentence of said paragraph 13 on page 9 of 11 pages and substituting in its place the following new last sentence of said paragraph 13:

        "notwithstanding the immediate preceding sentence of this paragraph 13, should NextHealth/Sierra wish to pay off in full its original interim/bridge loan and lender once with the proceeds of a substitute interim/bridge loan not to exceed FOUR MILLION DOLLARS ($4,000,000.00) from MORTGAGES, LTD., an Arizona corporation ("new interim/bridge loan or lender") the terms of which will not exceed the principal, interest percent and maturity from date of closing of the original interim/bridge loan, as set forth in above paragraph 4, and NextHealth/Sierra advises Sundt of its desire to have Sundt subordinate its Mechanics Lien to the substitute interim/bridge loan only to the same extent and upon the same terms and conditions Sundt subordinated its Mechanics Lien to the original interim/bridge loan, then upon the payment to Sundt at time of closing of the new interim/bridge loan of the sum of One Hundred Thousand Dollars ($100,000.00), Sundt shall execute a subordination agreement in favor of the new interim/bridge lender only upon the same terms and conditions set forth in above paragraph 6, applying such terms to the new interim/bridge loan. Upon receipt of the $100,000.00 from the new interim/bridge loan closing, Sundt shall credit such sum to the last payment owed Sundt pursuant to this Agreement. Sundt shall also receive a bring down endorsement to its Litigation Guarantee applicable to the new interim/bridge loan pursuant to above paragraph 6 to the same extent as it had received the initial Litigation Guarantee applicable to the original interim/bridge loan."

        2. Except as specifically amended in above paragraph 1, the Agreement remains unchanged and all other terms and conditions thereof are hereby ratified and confirmed.

        3. The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement shall not affect the remaining portions of this Agreement, or any part thereof, and in case of any such invalidity this Agreement shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted. Neither Sundt nor NextHealth/Sierra may assign this Agreement to any other person or entity without the prior written consent of the non-assigning party hereto.
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        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


SUNDT

Sundt Corp.

By:  Raymond C. Bargull
     ---------------------------
Its: Ex VP/CFO
     ---------------------------

NEXTHEALTH/SIERRA

NextHealth, Inc., formerly known as
Sierra Tucson Companies, Inc.

By:  Wayne M. Morrison
     ----------------------------
Its: VP & CFO
     ----------------------------

Sierra Healthstyles, Inc., doing business as Miraval

By:  John H. Schmitz
     -----------------------------
Its: President
     -----------------------------

Sierra Tucson, Inc.

By:  John H. Schmitz
     -----------------------------
Its: President
     -----------------------------